UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of PrincipalOfficers.

On August 1, 2006, James L. Kempner was appointed to the Company’s Board of Directors, filling a newly created directorship. As a result, the size of the Board of Directors was increased to nine members. Mr. Kempner will not serve at this time on any committees of the Board of Directors.

Mr. Kempner is currently a managing director in the General Industrials Banking Group of Lazard, with emphasis on companies in the Transportation and Logistics industries. He joined Lazard in 1983 and was named a general partner in 1993. Mr. Kempner serves on Lazard’s Underwriting and Private Placement Committees. He holds a B.A. from Yale University and an M.B.A. from Harvard University.

Mr. Kempner is the son of Thomas L. Kempner, who is a member of the Board of Directors. There are no arrangements or understandings between Mr. Kempner and any other person pursuant to which he was selected as a director, nor are there any relationships or transactions for Mr. Kempner which are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2006

INTERSECTIONS INC. By: /s/ John Casey Name: John Casey Title: Chief Financial Officer